SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (date of earliest event reported) December 10, 2007
VERAMARK TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-13898	16-1192368

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3750 Monroe Avenue, Pittsford, New York 14534

(Address of Principal Executive Offices including zip code)
(585) 381-6000

(Registrant’s telephone number including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations
     Item 1.01 Entry Into Material Definitive Agreements
     On December 10, 2007, the Compensation Committee of the Board of Directors of the Registrant approved and entered into a Consulting Agreement with David G. Mazzella, Jr., President and Chief Executive Officer. Mr. Mazzella had previously informed the Registrant of his decision to retire as an employee of Registrant on December 31, 2007, and to resign as President and Chief Executive Officer effective his retirement date, concurrent with the end of the term of his Employment Agreement dated March 28, 2005 (the “Employment Agreement”). The Registrant is currently engaged in a search to recruit and employ Mr. Mazzella’s successor and believes that securing Mr. Mazzella’s services following his retirement to assist his successor, once hired, and to provide assistance with ongoing projects, customer relations and other matters relative to the transition of leadership is desirable.
     The Consulting Agreement is for a term of six months commencing on January 1, 2008. Under the terms of the Consulting Agreement, Mr. Mazzella agrees to provide consulting services to Registrant on such business matters as the Registrant may reasonably request. Mr. Mazzella agrees to make himself available up to ten (10) days per month, without the payment of an additional stipend, during the term of the Consulting Agreement. As part of his services the Registrant cannot request that Mr. Mazzella’s provide his services for more than ten (10) days per month or require him to leave the city of his residence without his consent.
     As compensation for the management services provided, the Registrant will pay Mr. Mazzella One Hundred Seventy-Seven Thousand Dollars ($177,000) payable as follows: Seventy-five Thousand Dollars ($75,000) on or before January 15, 2008, and the balance in six (6) equal monthly installments of Seventeen Thousand Dollars ($17,000) with the first installment due on or before February 5, 2008.
     As additional consideration for the payments contained in the Consulting Agreement, the parties also agreed to amend the Employment Agreement and eliminate the bonus payment due Mr. Mazzella as set forth in Section 9. Separation/Termination Bonus of the Employment Agreement, pursuant to which Mr. Mazzella would have been paid One Hundred Sixty-five Thousand Dollars ($165,000) in a lump sum following his retirement and without further services to the Registrant.
     A copy of the Consulting Agreement is attached as an Exhibit.
Section 9 — Financial Statements and Exhibits
     Item 9.01 Financial Statements and Exhibits
     (d) Exhibits
     Exhibit 10.1 Consulting Agreement dated December 10, 2007 between Veramark Technologies, Inc. and David G. Mazzella, Jr.

SIGNATURE
Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized in Pittsford, New York on December 12, 2007.

Veramark Technologies, Inc.
By:	/s/ Ronald C. Lundy
Ronald C. Lundy,
Vice President of Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

10.1	Consulting Agreement dated December 10, 2007 between Veramark Technologies, Inc. and David G. Mazzella, Jr.